Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-111310 and 333-152335) pertaining to the Employees' Stock Option Plans of Elron Electronic Industries Ltd of our report dated February 19, 2015 with respect to the consolidated financial statements of Pocared Diagnostics Ltd included in this Annual Report on Form 20-F for the year ended December 31, 2014.

Tel-Aviv, Israel March 11, 2015	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global